Exhibit 99.1

WMIH Corp. Completes Reverse Stock Split and Name Change to Mr. Cooper Group Inc.

DALLAS--(BUSINESS WIRE)--October 10, 2018--WMIH Corp. (NASDAQ: WMIH) (“WMIH”) today announced the completion of its previously-announced 1-for-12 reverse stock split. The reverse stock split, which was authorized by WMIH’s board of directors on August 16, 2018, was approved by its stockholders on October 9, 2018. The reverse stock split reduces the number of shares of WMIH common stock outstanding from approximately 1,089,738,735 shares as of October 9, 2018, to approximately 90,811,562 shares outstanding after giving effect to the reverse stock split. Concurrently with the reverse stock split, WMIH also changed its name to Mr. Cooper Group Inc. (“Mr. Cooper”).

Mr. Cooper will continue to trade on The Nasdaq Stock Market (NASDAQ). Shares of common stock of Mr. Cooper will trade today, October 10, 2018, under the ticker symbol “WMIH” without giving effect to the reverse stock split. Shares of common stock of Mr. Cooper will begin trading on a split-adjusted basis tomorrow, October 11, 2018, with a new CUSIP number (62482R 107) under the ticker symbol “COOP”, replacing its former ticker symbol “WMIH”. As a result of the reverse stock split, the initial trading price of Mr. Cooper common stock is expected to proportionately increase immediately following the reverse stock split; however, other factors may adversely affect the price of our common stock, and the reverse stock split may not increase the trading price of our common stock.

“Today marks a new chapter for our business as we continue to build on our strong financial foundation with best-in-class servicing and originations for our more than three million customers and transaction-based services for our Xome clients. Our new name—Mr. Cooper Group Inc.—reflects the strategic position of the combined company following the merger of WMIH with Nationstar Mortgage,” said Jay Bray, Chairman and Chief Executive Officer of Mr. Cooper. “We are excited for the opportunities ahead to increase shareholder value and expect the completion of the reverse stock split to enhance the appeal of our common stock to the financial community, including institutional investors and the general investing public.”

Stockholders who hold their shares in brokerage accounts or in “street name” will not be required to take any action to effect the exchange of their shares. Stockholders of record as of October 10, 2018, who hold share certificates will receive instructions from Mr. Cooper’s transfer agent, Computershare, explaining the process for obtaining new post-split stock certificates. Computershare will act as the exchange agent for purposes of implementing the exchange of stock certificates.

About Mr. Cooper Group Inc.

Mr. Cooper Group Inc. (NASDAQ: COOP) provides quality servicing, origination and transaction-based services related principally to single-family residences throughout the United States with operations under its primary brands: Mr. Cooper® and Xome®. Mr. Cooper is one of the largest home loan servicers in the country focused on delivering a variety of servicing and lending products, services and technologies. Xome provides technology and data enhanced solutions to homebuyers, home sellers, real estate agents and mortgage companies. For more information, visit mrcoopergroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Mr. Cooper's expectations or predictions of future financial or business performance or conditions. All statements other than statements of historical or current fact included in this press release that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in documents Mr. Cooper has filed or will file from time to time with the SEC. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Mr. Cooper believes there is a reasonable basis for them. However, the events, results or trends identified in these forward-looking statements may not occur or be achieved. Forward-looking statements speak only as of the date they are made, and Mr. Cooper is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports that Mr. Cooper has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in Mr. Cooper’s reports filed with the SEC and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that the reverse stock split, the authorized share reduction and the increase in par value may not have its intended effects; and the possibility that factors unrelated to the reverse stock split, the authorized share reduction and the increase in par value may impact the per share trading price of Mr. Cooper’s common stock.

CONTACT:
Mr. Cooper Group Inc.
Richard Delgado, 214-687-4844
richard.delgado@mrcooper.com